UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 2, 2005

Leadis Technology, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50770	77-0547089
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 W. California Avenue; Suite 200; Sunnyvale, California	94086
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (408) 331-8600

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On December 5, 2005, Leadis Technology, Inc. issued a press release announcing the election of Douglas McBurnie to its Board of Directors effective December 2, 2005. Upon his election to the Board, Mr. McBurnie was automatically granted a non-statutory stock option to purchase 40,000 shares of Leadis Common Stock under the 2004 Non-Employee Directors’ Stock Option Plan, with an exercise price equal to the closing price as reported on the Nasdaq National Market on December 1, 2005. The option will be subject to a four-year vesting schedule. Mr. McBurnie is also eligible to receive quarterly compensation of $6,250, plus reimbursement of expenses incurred in attending Board meetings. Mr. McBurnie will serve as a member of the Compensation Committee of the Board.

The press release announcing the election of Mr. McBurnie is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
99.1	Press release dated December 5, 2005, announcing the election of Douglas McBurnie to the Leadis Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Leadis Technology, Inc.

Date: December 6, 2005	/s/ Victor K. Lee
Victor K. Lee
Chief Financial Officer

Index to Exhibits

Exhibit Number	Description
99.1	Press release dated December 5, 2005, announcing the election of Douglas McBurnie to the Leadis Board of Directors.